SCHIFF HARDIN & WAITE
   7200 Sears Tower
   Chicago, IL  60606

                                      April 11, 1997



   VIA EDGAR
   ---------

   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C.   20549

        Re:  Herbert F. Imhoff - Statement on Schedule 13D
             Relating to General Employment Enterprises, Inc.
             ------------------------------------------------

   Ladies and Gentlemen:

        Accompanying this letter for filing pursuant to the Securities Act of 1933, as amended, is a conformed copy of Amendment No. 3 to the Statement on Schedule 13D filed by Herbert F. Imhoff relating to the Common Stock, no par value, of General Employment Enterprises, Inc. A manually executed signature page has been executed prior to the time of this electronic filing and will be retained by Mr. Imhoff for five years.

        This Amendment No. 3 is the first electronic amendment to a paper format Schedule 13D. Accordingly, pursuant to Rule 101(a)(2)(ii) of Regulation S-T, Mr. Imhoff's original Statement on Schedule 13D and Amendments No. 1 and 2 thereto are also filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively, to Amendment No. 3 in order to restate the entire text of such previously filed paper Schedule 13D and Amendments.

        Please contact the undersigned at 312-258-5619 if you have any questions.

                                      Very truly yours,



                                      Linda Jeffries Wight

   LJW/dl